UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EzFill Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-4260623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2999 NE 191st Street, Suite 500

Aventura, FL 33180

(Address of Principal Executive Offices) (Zip Code)

EzFill Holdings Inc. 2020 Incentive Compensation Plan

(Full title of the plans)

Michael McConnell

Chief Executive Officer

EzFill Holdings, Inc.

2999 NE 191st Street, Suite 500

Aventura, FL 33180

(Name and address of agent for service)

(305) 791-1169

(Telephone number, including area code, of agent for service)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

Gregory Sichenzia, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the EzFill Holdings, Inc., a Delaware corporation (the “Company”) relating to 1,888,498 shares of common stock, $0.0001 par value per share (the “Common Stock”), issuable under the EzFill 2020 Incentive Compensation Plan (the “Plan”). 763,185 of the Common Stock are reserved for future grants and 1,125,313 are being offered by Selling Stockholders as listed.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the Selling Securityholders pursuant to equity awards, including stock options and restricted stock grants, granted to the Selling Securityholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this reoffer prospectus, by each of the selling security holders, and any other person with whom he or she is acting in concert for the purpose of selling our shares of Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide each recipient of a grant under the Plan (the “Recipients”) with documents that contain information related to the Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Michael McConnell

Chief Executive Officer

EzFill Holdings, Inc.

2999 NE 191st Street, Suite 500

Aventura, FL 33180

REOFFER PROSPECTUS

EzFill Holdings, Inc.

2020 Incentive Compensation Plan

Up to 1,125,313 Shares of Common Stock

Issuable under certain awards granted under

The EZFill 2020 Incentive Compensation Plan

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 1,125,313 shares (the “Shares”) of our common stock, $0.01 par value per share (the “Common Stock”) by certain security holders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with common underlying Options issued pursuant to the EzFill Holdings, Inc. Incentive Compensation Plan. You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on the Nasdaq Capital Market, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 5 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the EZFL under the symbol “EZFL” and the last reported sale price of our Common Stock on March 30, 2022 was $1.08 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 30, 2022

EzFill HOLDINGS INC.

i

Except where the context otherwise requires, the terms, “Ezfill”, “we,” “us,” “our” or “the Company,” refer to the business of EzFill Holdings, Inc., a Delaware corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

We use our registered trademark, “EzFill”, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

EzFill is a leading app-based mobile-fueling company in South Florida and the only company which provides fuel-delivery ‘on-demand’ or ‘in subscription’ to customers in three, high-volume verticals – CONSUMER, COMMERCIAL and SPECIALTY. We are capitalizing on the ever-increasing trend in ‘at home’ or ‘at work’ delivery of products to enable this convenience in the $500 Billion (according to market estimates) market segment of fueling services. We believe consumers and commerce’s pain points in the time, risk and costs of fueling at stations can be resolved by our on-demand and subscription-based fuel delivery services.

Our app-based interface provides customers the ability to select the time and location of their fueling needs, whether their service request is ‘on demand’ or structured within routine delivery schedules based on their fuel consumption patterns. We streamline our logistics and fuel purchasing with proprietary, backend software which manages customer accounts and mobilizes our fleet of 20 delivery trucks. The Company plans to acquire additional trucks to the extent supported by business growth and available resources. We are able to achieve volume discounted truckloads of fuel at depots, with subsequent delivery of this fuel to customers at home, work or business locations using our team of trained and certified drivers. We have a strong foothold in the South Florida market and are currently the dominant player in the area with a plan to continue growing strategically in major metros and metropolitan statistical areas (“MSAs”) across the continental US and beyond.

Our mission is to disrupt the gas station fueling model by providing consumers and businesses the convenience of gas fueling services brought directly to their locations. EzFill provides a safe, convenient and touch-free way for consumers to fuel their cars. For our commercial and specialty customers, at-site delivery of fuel during the down-times of their vehicles provides operators the benefit of beginning their daily operations with fully-fueled vehicles at cost-savings versus traditional fueling options.

For the year ended December 31, 2021, the Company had a net loss of $9,383,397. At December 31, 2021, the Company had an accumulated deficit of $17,339,396 and a working capital surplus of $16,436,296. The Company anticipates that it will continue to generate operating losses and use cash in operations through the foreseeable future.

Corporate Information

Our corporate name is EzFill Holdings, Inc. for both legal and commercial purposes. We are a Delaware corporation. Our executive offices are located at 2999 NE 191st Street, Suite 500, Aventura, FL 33180 and our telephone number is 305-791-1169. We maintain a corporate website at ezfl.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

The Offering

Outstanding Common Stock:	26,316,118 shares of our Common Stock are outstanding as of March 30, 2022.

Common Stock Offered:	Up to 1,125,313 shares of Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plan.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 3. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq Capital Market trading symbol:	EZFL

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RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Registration Statement on form S-1, as amended (333-256691), filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the Plan. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plan.

The following table sets forth:

●	the name of each Selling Securityholder;
●	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each Selling Securityholder;
●	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of February 14, 2022 prior to the offering for resale of the shares under this prospectus;
●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this prospectus; and
●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

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Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders. Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)			Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)		Number	Number	Percent (%)
Allan Weiss(3)	55,948	*	%	55,948	0	*	%
Jack Levine(4)	259,813	*	%	33,763	226,050	*	%
Luis Reyes (5)	33,763	*	%	33,763	0	*	%
Mark Lev(6)	33,763	*	%	33,763	0	*	%
Cheryl Hanrehan (7)	48,894	*	%	174,845	0	*	%
Michael McConnell(8)	82,908	*	%	250,842	0	*	%
Richard Dery(9)	238,447	*	%	183,763	157,311	*	%
Arthur Levine(10)	48,894	*	%	174,845	0	*	%
Michael DeVoe(11)	53,571	*	%	53,571	0	*	%
Certain Non-Affiliates employees(12)	129,455	*	%	129,455	0	*	%

*less than 1%

(1)	Beneficial ownership information in this table is based upon information supplied by officers, directors and employees. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned..
(2)	Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholder sells all of the shares offered hereby) can be given as to the number of shares that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding their beneficially ownership, some or all of the shares of common stock set forth opposite their names in the table above in transactions exempt from the registration requirements of the Securities Act.
(3)	Number of Shares Beneficially owned includes (a) 42,662 shares of restricted common stock issued under the Plan on November 5, 2021, and (b) 13,286 shares of common stock issued September 14, 2021
(4)	Number of Shares Beneficially owned includes (a) 20,471 shares of restricted common stock issued under the Plan on November 5, 2021, (b) 186,010 shares of common stock in the name of Cameo Life Sciences Investments, LLC of which Mr. Levine is the Manager, (c) 13,286 shares of common stock issued September 14, 2021 and (d) 40,040 shares of common stock held by Jack Levine and Susan Levine JTWROS, a joint tenant account.
(5)	Number of Shares Beneficially owned includes (a) 20,477 shares of restricted common stock issued under the Plan on November 5, 2021 and (b) 13,286 shares of common stock issued September 14, 2021
(6)	Number of Shares Beneficially owned includes (a) 20,477 shares of restricted common stock issued under the Plan on November 5, 2021 and (b) 13,286 shares of common stock issued September 14, 2021.
(7)	Number of Shares Beneficially owned includes (a) 22,321 shares of restricted common stock issued under the Plan, and in accordance with a Separation Agreement between us and Ms. Hanrehan dated February 4, 2022, (b) 9,566 shares of common stock issued on September 17, 2020 and (c) 17,007 shares of common stock issued on December 2, 2020. The Number is Shares being Offered includes (a) 22,321 shares of restricted common stock issued under the Plan, and in accordance with a Separation Agreement between us and Ms. Hanrehan dated February 4, 2022, (b) 9,566 shares of common stock issued on September 17, 2020, (c) 17,007 shares of common stock issued on December 2, 2020 and (d) 125,951 stock options with an exercise price of $1.26

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(8)	Number of Shares Beneficially owned includes (a) 29,762 shares of restricted common stock issued under the Plan on January 20, 2022, and (b) 53,146 shares of common stock issued on October 14, 2020. The Number of Shares being Offered includes (a) 29,762 shares of restricted common stock issued under the Plan on January 20, 2022, (b) 53,146 shares of common stock issued on October 14, 2020 and (c) 167,934 unvested stock options with an exercise price of $1.26.
(9)	Number of Shares Beneficially owned includes (a) 786,556 shares of the Issuer’s common stock Richard Dery in the name of Fuel Butler, LLC of which Mr. Dery owns 20%, and as such Mr. Dery claims beneficial ownership to 157,311 shares of the Issuer’s common stock held by Fuel Butler, LLC, (b) 54,563 shares of restricted common stock granted under the Plan on January 20, 2022, and (c) 26,573 shares of common stock issued on November 23, 2021. The Number of Shares being Offered includes (a) 54,563 shares of restricted common stock granted under the Plan on January 20, 2022, (b) 26,573 shares of common stock issued on November 23, 2021 and (c) 102,627 stock options with an exercise price of $1.26.
(10)	Number of Shares Beneficially owned includes 22,321 shares of restricted common stock pursuant to the Plan and 26,573 shares of common stock issued on March 16, 2021. The Number of Shares being Offered includes (a) 22,321 shares of restricted common stock pursuant to the Plan, (b) 26,573 shares of common stock issued on March 16, 2021 and (c) 125,951 stock options with an exercise price of $1.26.
(11)	Mr. DeVoe was appointed Chief Operating Officer of the Issuer on January 11, 2022. Mr. DeVoe was granted a total of 53,571 shares of restricted common stock under the plan as a signing bonus ($75,000 value) pursuant to his “Offer Letter.” These restricted shares will vest 1/2 on the first anniversary of Mr. DeVoe’s employment start date and 1/2 on the second anniversary of Mr. DeVoe’s employment start date.
(12)	Certain non-affiliates’ beneficial ownership includes (i) 129,455 shares of our Common Stock held of record by certain non-affiliate employees.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

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The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on the NASDAQ Capital Market or any other stock exchange on which the Common Stock may be listed at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP have been issued common stock of the Company.

EXPERTS

The financial statements of the Company appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS PLLC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS PLLC experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

a)	Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on August 20, 2021 (File No. 333-256691);
b)	The Registrant’s Annual Report filed on Form 10-K for the period ended December 31, 2021, filed with the SEC on March 9, 2022;
c)	The Registrant’s Quarterly report on Form 10-Q for the Period ended September 30, filed with the SEC on November 10, 2021;
d)	The Registrant’s Current Reports filed with the SEC on September 16, 2021, September 17, 2021, September 24, 2021 (both reports), October 13, 2021, November 9, 2021 and December 15, 2021; January 18, 2022, January 26, 2022, February 3, 2022, March 3, 2022 ( both reports); and March 15, 2022
e)	The description of the Registrant’s common stock which is contained in the Registrant’s registration statement on Form 8-A (file No. 001-40809) filed September 14, 2021, including any amendment or report filed for the purpose of updating such description; and
f)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the forgoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at the getyourezfill.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to EzFill Holdings, Inc. Attention: Investor Relations: 2999 NE 191st Street, Suite 500, Aventura, FL 33180, (305) 791-1169.

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EzFill Holdings, Inc.

UP TO 1,125,313 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

March 30, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

g)	Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on August 20, 2021 (File No. 333-256691);
h)	The Registrant’s Annual Report filed on Form 10-K for the period ended December 31, 2021, filed with the SEC on March 9, 2022;
i)	The Registrant’s Quarterly report on Form 10-Q for the Period ended September 30, filed with the SEC on November 10, 2021;
j)	The Registrant’s Current Reports filed with the SEC on September 16, 2021, September 17, 2021, September 24, 2021 (both reports), October 13, 2021, November 9, 2021, December 15, 2021, January 18, 2022, January 26, 2022 and February 3, 2022, March 3, 2022 (both reports); and March 15, 2022
k)	The description of the Registrant’s common stock which is contained in the Registrant’s registration statement on Form 8-A (file No. 001-40809) filed September 14, 2021, including any amendment or report filed for the purpose of updating such description; and
l)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the forgoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

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As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The Company’s amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Company’s bylaws, provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of incorporation of EzFill Holdings, Inc.	S-1/A	333-256691	3.2	8/20/2021
4.2	Bylaws of EzFill Holdings, Inc.	S-1/A	333-256691	3.1	8/20/2021
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of EzFill Holdings, Inc.	8-K	001-40809	3.1	9/16/2021
4.4	2020 Incentive Compensation Plan	S-1/A	333-256691	10.6	08/20/2021
5.1*	Opinion of Sichenzia Ross Ference LLP
23.1*	Consent of M&K CPAs, PLLC
23.3*	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Form S-8).
107	Calculation of Filing Fees Table

*	Filed herewith.

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Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 30, 2022.

EzFill HOLDINGS, 9INC.

By:	/s/ Michael McConnell
Michael McConnell
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michel McConnell as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Michael McConnell	Chief Executive Officer and Director	March 30, 2022
Michael McConnell	(Principal Executive Officer)

/s/ Arthur Levine	Chief Financial Officer	March 30, 2022
Arthur Levine	(Principal Financial and Accounting Officer)

/s/ Cheryl Hanrehan	Director	March 30, 2022
Cheryl Hanrehan

/s/ Richard Dery	Chief Commercial Officer and Director	March 30, 2022
Richard Dery

/s/ Allen Weiss	Non-Executive Chairman and Director	March 30, 2022
Allen Weiss

/s/ Jack Levine	Independent Board Member	March 30, 2022
Jack Levine

/s/ Luis Reyes	Independent Board Member	March 30, 2022
Luis Reyes

/s/ Mark Lev	Independent Board Member	March 30, 2022
Mark Lev

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